                                                                      EXHIBIT 23



                                FIRSTENERGY CORP.

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-48587, 333-102074 and 333-103865) and Form S-8
(Nos. 333-48651, 333-56094, 333-58279, 333-67798, 333-72764, 333-72766,
333-72768, 333-75985, 333-81183, 333-89356 and 333-101472) of FirstEnergy Corp.
of our report dated February 28, 2003, except as to Note 2(L), which is as of May 9, 2003, and Notes 2(M) and 8, which are as of August 18, 2003, relating to the consolidated financial statements, which appears in the restated Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K/A.




PricewaterhouseCoopers LLP

Cleveland, Ohio
August 18, 2003


                                       57